   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2002



                                                      REGISTRATION NO. 333-81648

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ALLOY, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           04-3310676
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                          Identification Number)

                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001
                                 (212) 244-4307
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               MATTHEW C. DIAMOND
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001
                                 (212) 244-4307
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            WITH COPIES TO EACH OF:

       SAMUEL A. GRADESS                     RICHARD M. GRAF                     JEREMY W. DICKENS
    CHIEF FINANCIAL OFFICER            MINTZ, LEVIN, COHN, FERRIS,           WEIL, GOTSHAL & MANGES LLP
          ALLOY, INC.            AND     GLOVSKY AND POPEO, P.C.      AND         767 FIFTH AVENUE
151 WEST 26TH STREET, 11TH FLOOR       701 PENNSYLVANIA AVE., N.W.               NEW YORK, NY 10153
       NEW YORK, NY 10001                  WASHINGTON, DC 20004

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     The sole purpose of this amendment is to file Exhibit 1.1 Form of Underwriting Agreement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee........................................  $  8,277
Transfer Agent and Registrar fees...........................     2,500
Accounting fees and expenses................................    75,000
Legal fees and expenses.....................................   225,000
Printing and mailing expenses...............................    50,000
Miscellaneous...............................................     5,333
          Total.............................................  $366,110

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated herein by reference from "Indemnification of Directors and Officers" in our Registration Statement on Form S-1 (File No. 333-74159).

ITEM 16.  EXHIBITS.

     The following exhibits either (1) are filed herewith or (2) have previously been filed with the SEC and are incorporated by reference to such prior filings or (3) will be filed in a subsequent amendment to this registration statement on Form S-3 or in a document to be incorporated by reference.



EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

 1.1      --   Form of underwriting agreement.

 3.1*     --   Restated Certificate of Incorporation of Alloy, Inc.
               (incorporated by reference as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
               (Registration Number 333-74159)).

 3.2*     --   Restated Bylaws (incorporated by reference as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1
               (Registration Number 333-74159)).

 3.3*     --   Form of Common Stock Certificate (incorporated by reference as Exhibit 4.1 to the Registrant's Registration Statement on
               Form S-1 (Registration Number 333-74159)).

 5.1*     --   Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*     --   Consent of Arthur Andersen LLP, Independent Accountants

23.2*     --   Consent of Hutton, Nelson & McDonald LLP, Independent Auditors.

23.3*     --   Consent of BDO Seidman, LLP, Independent Auditors.

23.4*     --   Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
               (included in Exhibit 5.1)

24.1      --   Power of Attorney (included on the signature page)



---------------

 * Previously filed


ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the property to provide such information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 20, 2002.


                                          ALLOY, INC.
                                          (Registrant)

                                          By:    /s/ MATTHEW C. DIAMOND
                                            ------------------------------------
                                              Name: Matthew C. Diamond
                                              Title:  Chief Executive Officer
                                              and Chairman

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURES                                    TITLE                     DATE
                    ----------                                    -----                     ----



              /s/ MATTHEW C. DIAMOND                     Chief Executive Officer      February 20, 2002
---------------------------------------------------   (Principal Executive Officer)
                Matthew C. Diamond                            and Chairman




                         *                               Chief Financial Officer      February 20, 2002
---------------------------------------------------     (Principal Financial and
                 Samuel A. Gradess                        Accounting Officer),
                                                                Secretary
                                                              and Director




                         *                             President, Chief Operating     February 20, 2002
---------------------------------------------------       Officer and Director
               James K. Johnson, Jr.




                         *                                      Director              February 20, 2002
---------------------------------------------------
                  Peter M. Graham

                    SIGNATURES                                    TITLE                     DATE
                    ----------                                    -----                     ----





                         *                                      Director              February 20, 2002
---------------------------------------------------
                   David Yarnell




                         *                                      Director              February 20, 2002
---------------------------------------------------
                  Edward Monnier




------------
* By Power of Attorney

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

 1.1           Form of underwriting agreement.

 3.1*          Restated Certificate of Incorporation of Alloy, Inc.
               (incorporated by reference as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
               (Registration Number 333-74159)).

 3.2* Restated Bylaws (incorporated by reference as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

 3.3* Form of Common Stock Certificate (incorporated by reference as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

 5.1*          Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*          Consent of Arthur Andersen LLP, Independent Accountants

23.2*          Consent of Hutton, Nelson & McDonald LLP, Independent Auditors.

23.3*          Consent of BDO Seidman, LLP, Independent Auditors.

23.4*          Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
               (included in Exhibit 5.1)

24.1           Power of Attorney (included on the signature page)



---------------

 * Previously filed